Exhibit 10.16.4
EXECUTION VERSION

FOURTH AMENDMENT TO CREDIT AGREEMENT (LIBOR TRANSITION)

This FOURTH AMENDMENT TO CREDIT AGREEMENT (LIBOR TRANSITION) (this
“Agreement”), dated as of December 27, 2021 (the “Effective Date”), is entered into by and among THE BRINK’S COMPANY, a Virginia corporation (the “Parent Borrower”) and BANK OF AMERICA, N.A. (“Bank of America”), as administrative agent (in such capacity, the “Administrative Agent”).

RECITALS

WHEREAS, the Parent Borrower, certain Subsidiaries of the Parent Borrower party thereto, the Administrative Agent and the lenders from time to time party thereto (the “Lenders”) are parties to that certain Credit Agreement, dated as of October 17, 2017 (as previously amended, as amended hereby, and as further amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders have extended revolving credit facilities and a term loan facility to the Parent Borrower and the Subsidiary Borrowers (as defined in the Credit Agreement);

WHEREAS, certain loans and/or other extensions of credit (the “Loans”) under the Credit Agreement denominated in Sterling, Swiss Francs, and Euros (collectively, the “Impacted Currencies”) incur or are permitted to incur interest, fees, commissions or other amounts based on the London Interbank Offered Rate as administered by the ICE Benchmark Administration (“LIBOR”) in accordance with the terms of the Credit Agreement; and

WHEREAS, applicable parties under the Credit Agreement have determined in accordance with the Credit Agreement that LIBOR for the Impacted Currencies should be replaced with a successor rate in accordance with the Credit Agreement and, in connection therewith, the Administrative Agent has determined that certain conforming changes are necessary or advisable.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.Defined Terms. Capitalized terms used herein but not otherwise defined herein (including on any Appendix attached hereto) shall have the meanings provided to such terms in the Credit Agreement, as amended by this Agreement.

2.Agreement. Notwithstanding any provision of the Credit Agreement or any other Loan Documents to the contrary, the parties hereto hereby agree that the terms set forth on Appendix A shall apply to the Impacted Currencies. For the avoidance of doubt, to the extent provisions in the Credit Agreement apply to the Impacted Currencies and such provisions are not specifically addressed by Appendix A, the provisions in the Credit Agreement shall continue to apply to the Impacted Currencies.

3.Conflict with Loan Documents. In the event of any conflict between the terms of this Agreement and the terms of the Credit Agreement or the other Loan Documents, the terms hereof shall control.

4.Representations and Warranties. The Parent Borrower represents and warrants to the Administrative Agent and the Lenders, as of the date hereof, on behalf of itself and each Subsidiary Borrower, as follows:

i.(a) the execution, delivery and performance by the Parent Borrower of this Agreement have been duly authorized by all necessary corporate or other organizational action and do not and will not (i) require any consent or approval of the shareholders of the Parent Borrower, (ii) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination, or award presently in effect having applicability to any Borrower or of the constitutional documents, charter or bylaws of any Borrower, (iii) result in a breach of or constitute a default under any material indenture or loan or credit agreement or any other material agreement, lease, or instrument to which the Parent Borrower or any Restricted Subsidiary is a party or by which it or its properties may be bound or affected, or (iv) result in the creation of a Lien of any nature upon or with respect to any of the properties now owned or hereafter acquired by the Parent Borrower or any Restricted Subsidiary (other than Permitted Liens);

(b)     this Agreement has been duly executed and delivered by the Parent Borrower, and this Agreement, the Credit Agreement and each other Loan Document (in each case, as amended hereby) constitutes a legal, valid and binding obligation of the Parent Borrower and each Subsidiary Borrower, enforceable against the Parent Borrower and each Subsidiary Borrower in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Debtor Relief Laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies;

(c)    the representations and warranties of the Borrowers contained in Article VI of the Credit Agreement and in each other Loan Document are true and correct in all material respects (except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true, correct and complete in all respects) on and as of the Effective Date, except to the extent that such representations and warranties specifically relate to an earlier date, in which case they shall remain true and correct in all material respects as of such earlier date, and except that for purposes of this clause (c), the representations and warranties contained in Section 6.1(g) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Sections 7.1(a)(i) and (a)(ii) of the Credit Agreement, as applicable; and

(d)     immediately before and after the effectiveness of this Agreement on the Effective Date, no Default or Event of Default has occurred and is continuing.

5.Conditions Precedent. This Agreement shall become effective upon receipt by the Administrative Agent of counterparts of this Agreement, properly executed by the Parent Borrower and the Administrative Agent.

6. Payment of Expenses. The Parent Borrower agrees to pay, in accordance with and subject to the limitations in Section 13.2 of the Credit Agreement, all reasonable and documented out-of- pocket expenses incurred by the Administrative Agent and its Affiliates in connection with the preparation, execution, delivery, administration of this Agreement and the other instruments and documents to be delivered hereunder.

7. Miscellaneous.

(a)     the Loan Documents, and the obligations of the Borrowers under the Loan Documents, are hereby ratified and confirmed and shall remain in full force and effect according to their terms. This Agreement is a Loan Document. On and after the Amendment Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended by this Agreement. The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

(b)    The Parent Borrower, on behalf of itself and each other Borrower, (i) acknowledges and consents to all of the terms and conditions of this Agreement, (ii) affirms all of its and each other Borrower’s obligations under the Loan Documents and (iii) agrees that this Agreement and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Loan Documents.

(c)    This Agreement may be in the form of an electronic record (in “.pdf” form or otherwise) and may be executed using electronic signatures, which shall be considered as originals and shall have the same legal effect, validity and enforceability as a paper record. This Agreement may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts shall be one and the same Agreement. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Administrative Agent of a manually signed Agreement which has been converted into electronic form (such as scanned into “.pdf” format), or an electronically signed Agreement converted into another format, for transmission, delivery and/or retention.

(d)    Any provision of this Agreement held to be illegal, invalid or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without affecting the legality, validity or enforceability of the remaining provisions hereof and the illegality, invalidity or unenforceability of a particular provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(e)    The terms of the Credit Agreement with respect to governing law, submission to jurisdiction, waiver of venue and waiver of jury trial are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

[remainder of page intentionally left blank]

Each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

PARENT BORROWER:

The BRINK’S COMPANY
By: /s/ Richard K. von Seelen
Name: Richard K. von Seelen
Title: Treasurer

The Brink’s Company
Fourth Amendment to Credit Agreement
Signature Page

ADMINISTRATIVE AGENT: BANK OF AMERICA, N.A.,
as Administrative Agent

By: /s/ Ronaldo Naval
Name: Ronaldo Naval
Title: Vice President

The Brink’s Company
Fourth Amendment to Credit Agreement
Signature Page

Appendix A

TERMS APPLICABLE TO ALTERNATIVE CURRENCY LOANS

1.     Defined Terms. The following terms shall have the meanings set forth below:

“Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account specified in the Credit Agreement with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify the Parent Borrower and the Lenders.

“Alternative Currency” means each of the following currencies: Sterling, Swiss Francs, and Euros.

“Alternative Currency Daily Rate” means, for any day, with respect to any extension of credit under the Credit Agreement:

(a)    denominated in Sterling, the rate per annum equal to SONIA determined pursuant to the definition thereof plus the SONIA Adjustment; and

(b)     denominated in Swiss Francs, the rate per annum equal to SARON determined pursuant to the definition thereof plus the SARON Adjustment;

provided that, if any Alternative Currency Daily Rate shall be less than (i) 0.750% for purposes of determining the interest rate applicable to any Revolving Credit Loan or Swingline Loan and (ii) zero percent for all other purposes of the Credit Agreement, such rate shall be deemed to be equal to (x) 0.750% for purposes of determining the interest rate applicable to any Revolving Credit Loan or Swingline Loan and (y) zero percent for all other purposes of the Credit Agreement. Any change in an Alternative Currency Daily Rate shall be effective from and including the date of such change without further notice.

“Alternative Currency Daily Rate Loan” means a Loan that bears interest at a rate based on the definition of “Alternative Currency Daily Rate.” All Alternative Currency Daily Rate Loans must be denominated in an Alternative Currency.

“Alternative Currency Loan” means an Alternative Currency Daily Rate Loan or an Alternative Currency Term Rate Loan, as applicable.

“Alternative Currency Term Rate” means, for any Interest Period, with respect to any extension of credit under the Credit Agreement denominated in Euros, the rate per annum equal to the Euro Interbank Offered Rate (“EURIBOR”), as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) on the day that is two TARGET Days preceding the first day of such Interest Period with a term equivalent to such Interest Period; provided, that, if any Alternative Currency Term Rate shall be less than (i) 0.750% for purposes of determining the interest rate applicable to any Revolving Credit Loan or Swingline Loan and zero percent for all other purposes of the Credit Agreement, such rate shall be deemed to be equal to (x) 0.750% for purposes of determining the interest rate applicable to any Revolving Credit Loan or Swingline Loan and (y) zero percent for all other purposes of the Credit Agreement.

“Alternative Currency Term Rate Loan” means a Loan that bears interest at a rate based on the definition of “Alternative Currency Term Rate.” All Alternative Currency Term Rate Loans must be denominated in an Alternative Currency.

“Applicable Percentage” means the Applicable Percentage as defined in the Credit Agreement.

“Base Rate” means the Alternate Base Rate as defined in the Credit Agreement.

“Base Rate Loans” means a Loan that bears interest at a rate based on the Base Rate.

“Borrowing” means a borrowing consisting of simultaneous Loans of the same Type, in the same currency, and, if applicable, having the same Interest Period made by each of the applicable Lenders pursuant to the terms of the Credit Agreement.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located; provided that

(a)    if such day relates to any interest rate settings as to an Alternative Currency Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Alternative Currency Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Alternative Currency Loan, means a Business Day that is also a TARGET Day;

(b)    if such day relates to any interest rate settings as to an Alternative Currency Loan denominated in (i) Sterling, means a day other than a day banks are closed for general business in London because such day is a Saturday, Sunday or a legal holiday under the laws of the United Kingdom; and (ii) Swiss Francs, means a day other than when banks are closed for settlement and payments of foreign exchange transactions in Zurich because such day is a Saturday, Sunday or a legal holiday under the laws of Switzerland; and

(c)    if such day relates to any fundings, disbursements, settlements and payments in a currency other than Euro in respect of an Alternative Currency Loan denominated in a currency other than Euro, or any other dealings in any currency other than Euro to be carried out pursuant to this Agreement in respect of any such Alternative Currency Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.

“Conforming Changes” means, with respect to the use, administration of or any conventions associated with SONIA, SARON, EURIBOR, or any proposed Successor Rate for any currency, any conforming changes to the definitions of “SONIA”, “SARON”, “EURIBOR”, “Interest Period”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definition of “Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice for such currency (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate for such currency exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).

“Dollar” and “$ ” mean lawful money of the United States.

“Dollar Equivalent” means the Dollar Equivalent or any similar or analogous definition in the Credit Agreement.

“Eurocurrency Rate” means Eurocurrency Rate, LIBOR, Adjusted LIBOR Rate, LIBOR Rate or any similar or analogous definition in the Credit Agreement.

“Eurocurrency Rate Loans” means a Loan that bears interest at a rate based on the Eurocurrency Rate.

“Interest Payment Date” means, (a) as to any Alternative Currency Daily Rate Loan, the last Business Day of each March, June, September and December and the applicable maturity date set forth in the Credit Agreement and (b) as to any Alternative Currency Term Rate Loan, the last day of each Interest Period applicable to such Loan; provided, however, that if any Interest Period for an Alternative Currency Term Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall be Interest Payment Dates.

“Interest Period” means as to each Alternative Currency Term Rate Loan, the period commencing on the date such Alternative Currency Term Rate Loan is disbursed or converted to or continued as an Alternative Currency Term Rate Loan and ending on the date one, three or six months thereafter (in each case, subject to availability for the interest rate applicable to the relevant currency), as selected by the Parent Borrower (on behalf of itself or any Subsidiary Borrower) in its Notice of Borrowing, or such other period that is twelve months or less requested by the Parent Borrower (on behalf of itself or any Subsidiary Borrower) and consented to by all the Lenders; provided that:

(a)    any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of an Alternative Currency Term Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b)    any Interest Period pertaining to an Alternative Currency Term Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c)    no Interest Period shall extend beyond the applicable maturity date set forth in the Credit Agreement.

“Notice of Borrowing” means a Notice of Borrowing, Notice of Conversion/Continuation, or any similar or analogous definition in the Credit Agreement, and such term shall be deemed to include the Notice of Borrowing attached hereto as Exhibit A.

“Relevant Rate” means, with respect to any Loan denominated in (a) Sterling, SONIA, (b) Swiss Francs, SARON, and (c) Euros, EURIBOR, as applicable.

“Required Lenders” means the Required Lenders as defined in the Credit Agreement.

“ Revaluation Date” means, with respect to any Loan, each of the following: (a) each date of a Borrowing of an Alternative Currency Loan, (b) with respect to an Alternative Currency Daily Rate Loan, each Interest Payment Date, (c) each date of a continuation of an Alternative Currency Term Rate Loan pursuant to the terms of the Credit Agreement, and (d) such additional dates as the Administrative Agent shall determine or the Required Lenders shall require.

“SARON” means, with respect to any applicable determination date, the Swiss Average Rate Overnight published on the fifth Business Day preceding such date on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time); provided however that if such determination date is not a Business Day, SARON means such rate that applied on the first Business Day immediately prior thereto.

“SARON Adjustment” means, with respect to SARON, 0.0031% per annum.

“SONIA” means, with respect to any applicable determination date, the Sterling Overnight Index Average Reference Rate published on the fifth Business Day preceding such date on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time); provided however that if such determination date is not a Business Day, SONIA means such rate that applied on the first Business Day immediately prior thereto.

“SONIA Adjustment” means, with respect to SONIA, 0.1193% per annum.

“Successor Rate” means the Successor Rate, LIBOR Successor Rate or any similar or analogous definition in the Credit Agreement.

“Type” means, with respect to a Loan, its character as a Base Rate Loan, a Eurocurrency Rate Loan, an Alternative Currency Daily Rate Loan or an Alternative Currency Term Rate Loan.

2. Terms Applicable to Alternative Currency Loans. From and after the Amendment Effective Date, the parties hereto agree as follows:

(a)     Alternative Currencies. (i) No Alternative Currency shall be considered a currency for which there is a published LIBOR rate, and (ii) any request for a new Loan denominated in an Alternative Currency, or to continue an existing Loan denominated in an Alternative Currency, shall be deemed to be a request for a new Loan bearing interest at the Alternative Currency Daily Rate or Alternative Currency Term Rate, as applicable; provided, that, to the extent any Loan bearing interest at the Eurocurrency Rate is outstanding on the Amendment Effective Date, such Loan shall continue to bear interest at the Eurocurrency Rate until the end of the current Interest Period or payment period applicable to such Loan unless, in the case of a Loan that bears interest at a daily floating rate, such daily floating rate is no longer representative or being made available, in which case such Loan shall bear interest at the applicable Alternative Currency Rate immediately upon the effectiveness of this Agreement.

(b)     References to Eurocurrency Rate and Eurocurrency Rate Loans in the Credit Agreement and Loan Documents.

(i)    References to the Eurocurrency Rate and Eurocurrency Rate Loans in provisions of the Credit Agreement and the other Loan Documents that are not specifically addressed herein (other than the definitions of Eurocurrency Rate and Eurocurrency Rate Loan) shall be deemed to include Alternative Currency Daily

Rates, Alternative Currency Term Rates, and Alternative Currency Loans, as applicable.

(ii)    For purposes of any requirement for any Borrower to compensate Lenders for losses in the Credit Agreement resulting from any continuation, conversion, payment or prepayment of any Alternative Currency Loan on a day other than the last day of any Interest Period (as defined in the Credit Agreement), references to the Interest Period (as defined in the Credit Agreement) shall be deemed to include any relevant interest payment date or payment period for an Alternative Currency Loan.

(c)    Interest Rates. The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Alternative Currency Daily Rate”, “Alternative Currency Term Rate” or with respect to any rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rate or the effect of any of the foregoing, or of any Conforming Changes.

(d)    Revaluation Dates. The Administrative Agent shall determine the Dollar Equivalent amounts of Borrowings and Loans denominated in Alternative Currencies. Such Dollar Equivalent shall become effective as of such Revaluation Date and shall be the Dollar Equivalent of such amounts until the next Revaluation Date to occur.

(e)    Borrowings and Continuations of Alternative Currency Loans. In addition to any other borrowing requirements set forth in the Credit Agreement:

(i)    Alternative Currency Loans. Each Borrowing of Alternative Currency Loans, and each continuation of an Alternative Currency Term Rate Loan shall be made upon the Parent Borrower’s (on its own behalf or on behalf of any Subsidiary Borrower) irrevocable notice to the Administrative Agent, which may be given by (A) telephone or (B) a Notice of Borrowing; provided that any telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a Notice of Borrowing. Each such Notice of Borrowing must be received by the Administrative Agent not later than 11:00 a.m. (Eastern time) four Business Days (or five Business Days in the case of an Alternative Currency Daily Rate Loan) prior to the requested date of any Borrowing or, in the case of Alternative Currency Term Rate Loans, any continuation. Each Borrowing of or continuation of Alternative Currency Loans shall be in a principal amount of the Dollar Equivalent of $5,000,000 or a whole multiple of the Dollar Equivalent of $1,000,000 in excess thereof. Each Notice of Borrowing shall specify (i) whether the Parent Borrower (on its own behalf or on behalf of any Subsidiary Borrower) is requesting a Borrowing or a continuation of Alternative Currency Term Rate Loans, (ii) the requested date of the Borrowing or continuation, as the case may be (which shall be a Business Day), (iii) the currency and principal amount of Loans to be borrowed or continued, (iv) the Type of Loans to be borrowed, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Parent Borrower (on its own behalf or on behalf of any Subsidiary Borrower) fails to specify a currency in a Notice of Borrowing requesting a Borrowing, then the Loans so requested shall be deemed to be requested as Eurocurrency Rate Loans denominated in Dollars under the Credit Agreement with an Interest Period of one month. Unless such Notice of Borrowing fails to specify a currency (in which case the immediately preceding sentence shall apply), if the Parent Borrower (on its own behalf or on behalf of any Subsidiary Borrower) fails to specify a Type of Loan in a Notice of Borrowing with respect to any Alternative Currency Loan, or if the Parent Borrower (on behalf of itself or any Subsidiary Borrower) fails to give a timely notice requesting a continuation of any Alternative Currency Term Rate Loan, then the applicable Loans shall be made or continued as Alternative Currency Loans denominated in the requested or original Alternative Currency and, with respect to any Alternative Currency Term Rate Loan, with an Interest Period of one (1) month. If the Parent Borrower (on behalf of itself or any Subsidiary Borrower) requests a Borrowing of or continuation of Alternative Currency Term Rate Loans in any such Notice of Borrowing, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. Except as otherwise specified in the Credit Agreement, no Alternative Currency Loan may be converted into or continued as a Loan denominated in a different currency, but instead must be repaid in the original currency of such Alternative Currency Loan and reborrowed in the other currency.

(ii)    Conforming Changes. With respect to any Alternative Currency Rate the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein, in the Credit Agreement or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement, the Credit Agreement or any other Loan Document; provided, that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Parent Borrower and the Lenders reasonably promptly after such amendment becomes effective.

(iii)    Notice of Borrowing. For purposes of a Borrowing of Alternative Currency Loans, or a continuation of and Alternative Currency Term Rate Loan, the Parent Borrower (on behalf of itself or any Subsidiary Borrower) shall use the Notice of Borrowing attached hereto as Exhibit A.

(f)    Interest.

(i)    Subject to the provisions of the Credit Agreement with respect to default interest, (x) each Alternative Currency Daily Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Alternative Currency Daily Rate plus the Applicable Percentage; and (y) each Alternative Currency Term Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Alternative Currency Term Rate for such Interest Period plus the Applicable Percentage.

(ii)    Interest on each Alternative Currency Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified the Credit Agreement. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any debtor relief law.

(g)    Computations. All computations of interest for Alternative Currency Loans (other than Alternative Currency Loans with respect to SARON) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed, or, in the case of interest in respect of Alternative Currency Loans as to which market practice differs from the foregoing, in accordance with such market practice. All other computations of fees and interest with respect to Alternative Currency Loans determined by reference to SARON shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Alternative Currency Loans for the day on which the Alternative Currency Loans is made, and shall not accrue on an Alternative Currency Loans, or any portion thereof, for the day on which the Alternative Currency Loans or such portion is paid, provided that any Alternative Currency Loans that is repaid on the same day on which it is made shall, subject to the terms of the Credit Agreement, bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

(h)    Successor Rates. The provisions in the Credit Agreement addressing the replacement of a current Successor Rate for a currency shall be deemed to apply to Alternative Currency Loans and SONIA, SARON and EURIBOR, as applicable, and the related defined terms shall be deemed to include Sterling, Swiss Francs and Euros and SONIA, SARON and EURIBOR, as applicable.

Exhibit A

FORM OF NOTICE OF BORROWING
(Alternative Currency Loans)

Date: , 1
To: Bank of America, N.A., as Administrative Agent Ladies and Gentlemen:
Reference is made to that certain Credit Agreement, dated as of October 17, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;”), among The Brink’s Company, a Virginia corporation (the “Parent Borrower”), certain subsidiaries of the Parent Borrower party thereto as borrowers (the “Subsidiary Borrowers”), certain subsidiaries of the Parent Borrower party thereto as guarantors, each Lender party thereto and Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

The undersigned hereby requests (select one)2:

[Revolving Credit Facility]

Indicate: Borrowing, Conversion or Continuation	Indicate: Borrower Name	Indicate: Requested Amount	Indicate: Currency	Indicate: Alternative Currency Daily Rate Loan or Alternative Currency Term Rate Loan	For Alternative Currency Term Rate Indicate: Interest Period (e.g., 1, 3 or 6 month interest period)

1 Note to Borrower. All requests submitted under a single Notice of Borrowing must be effective on the same date. If multiple effective dates are needed, multiple Notices of Borrowing will need to be prepared and signed.
2 Note to Borrower. For multiple borrowings, conversions and/or continuations for a particular facility, fill out a new row for each borrowing/conversion and/or continuation.

[Term Loan Facility]

Indicate: Borrowing, Conversion or Continuation	Indicate: Borrower Name	Indicate: Requested Amount	Indicate: Currency	Indicate: Alternative Currency Daily Rate Loan or Alternative Currency Term Rate Loan	F or Alternative Currency Term Rate Indicate: Interest Period (e.g., 1, 3 or 6 month interest period)

The Borrowing, if any, requested herein complies with the requirements set forth in the Credit Agreement.

THE BRINK’S COMPANY, as the Parent Borrower

By:
Name: [Type Signatory Name]
Title: [Type Signatory Title]